FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of U.S. Cellular held on May 19, 2010, the following number of votes were cast for the matters indicated.  The following voting results are final.

1.             Election of Directors.

                The following directors received the following votes and were elected:

a.             For the election of one Class II Director of the Company by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-vote
Paul-Henri Denuit	51,159,669	501,487	1,004,541

                b.             For the election of three Class II Directors of the Company by the holder of Series A Common Shares:

Nominee	For	Withhold	Broker Non-vote
James Barr III	330,058,770	—	—
Ronald E. Daly	330,058,770	—	—
Kenneth R. Meyers	330,058,770	—	—

2.             Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2010:

                This proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
382,689,429	27,061	7,977	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	May 24, 2010

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer